Ames True Temper Reports Third Quarter Results

CAMP HILL, Pennsylvania, August 13, 2007 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal third quarter ended June 30, 2007.

Third Quarter Results (13-week Period Ended June 30, 2007)

Net sales for the thirteen-week third quarter ended June 30, 2007 were $156.9 million, a 3.9 percent decrease from $163.3 million for the thirteen-week third quarter ended July 1, 2006. Net income for the third quarter of fiscal 2007 was $1.7 million, compared to net income of $7.6 million for the third quarter of fiscal 2006. Adjusted EBITDA (which is reconciled to net income on the attached table) for the third quarter of fiscal 2007 was $18.0 million compared to adjusted EBITDA for the third quarter of fiscal 2006 of $21.9 million.

‘‘Third quarter revenue was impacted by the late spring coupled with a soft housing market that negatively affected retail demand. Net Sales were also impacted by the recording of certain store servicing and advertising fees as a reduction of revenue in the quarter,’’ said Rich Dell, President and CEO. ‘‘In spite of the challenging retail environment we successfully achieved our working capital target for the quarter.’’

Year-to-Date Results (39-week period ended June 30, 2007)

Net sales for the thirty-nine week period ended June 30, 2007 were $415.9 million, a 7.7 percent increase over $386.0 million for the thirty-nine week period ended July 1, 2006. Net loss for the thirty-nine weeks ended June 30, 2007 was $8.4 million, compared to net income of $5.5 million during the thirty-nine weeks ended July 1, 2006. Adjusted EBITDA (which is reconciled to net income on the attached table) for the first three quarters of fiscal 2007 was $44.2 million compared to adjusted EBITDA for the first three quarters of fiscal 2006 of $48.5 million.

Dell commented, ‘‘YTD Net Income and Adjusted EBITDA were lower than the prior year primarily from unfavorable product mix and also from lower levels of production that negatively impacted overhead absorption.’’

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are ‘‘forward-looking statements’’ for purposes of federal and state securities laws. Forward-looking statements may include the words ‘‘may,’’ ‘‘will,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘intends’’ and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

*	The Company’s liquidity and capital resources;

*	Sales levels to existing and new customers;

*	Increased concentration of its customers;

*	Seasonality and adverse weather conditions;

*	Competitive pressures and trends;

*	Changing consumer preferences;

*	New product and customer initiatives;

*	Risks relating to foreign sourcing, foreign operations;

*	Availability of raw materials;

*	The Company’s ability to successfully consummate and integrate acquisitions; and

*	General economic conditions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$2,806	$5,638
Restricted cash	—	2,081
Trade receivables, net	100,006	66,418
Inventories	112,008	141,239
Deferred income taxes	8,411	8,521
Prepaid expenses and other current assets	6,387	6,673
Total current assets	229,618	230,570
Property, plant and equipment, net	67,305	72,680
Intangibles, net	77,668	78,450
Goodwill	58,888	58,359
Other noncurrent assets	13,468	15,720
Total assets	$446,947	$455,779
Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$36,196	$39,773
Accrued interest payable	10,260	7,325
Accrued expenses and other current liabilities	26,227	29,944
Revolving loan	67,099	66,608
Current portion of long-term debt	541	715
Total current liabilities	140,323	144,365
Deferred income taxes	28,244	26,325
Long-term debt	300,700	301,077
Accrued retirement benefits	7,362	7,812
Other liabilities	7,251	6,927
Total liabilities	483,880	486,506
Stockholders’ deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(146,005)	(137,597)
Accumulated other comprehensive income	12,111	9,909
Total stockholders’ deficit	(36,933)	(30,727)
Total liabilities and stockholders’ deficit	$446,947	$455,779

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In Thousands)
(Unaudited)

	Thirteen weeks ended June 30, 2007		Thirteen weeks ended July 1, 2006
Net sales	$156,889	100.0%	$163,331	100.0%
Cost of goods sold	118,744	75.7%	119,422	73.1%
Gross profit	38,145	24.3%	43,909	26.9%
Selling, general and administrative expense	25,602	16.3%	30,006	18.4%
Loss on disposal of fixed assets	583	0.4%	6	0.0%
Amortization of intangible assets	375	0.2%	450	0.3%
Operating income	11,585	7.4%	13,447	8.2%
Interest expense	9,279	5.9%	9,411	5.8%
Other income (a)	(619)	−0.4%	(5,866)	−3.6%
Income before income taxes	2,925	1.9%	9,902	6.1%
Income tax expense	1,215	0.8%	2,330	1.4%
Net income	$1,710	1.1%	$7,572	4.6%

(a)	Other income for the period ended July 1, 2006 includes $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In Thousands)
(Unaudited)

	Thirty-nine weeks ended June 30, 2007		Thirty-nine weeks ended July 1, 2006
Net sales	$415,866	100.0%	$385,952	100.0%
Cost of goods sold	312,806	75.2%	285,615	74.0%
Gross profit	103,060	24.8%	100,337	26.0%
Selling, general and administrative expense	75,546	18.2%	73,564	19.1%
Loss (gain) on disposal of fixed assets	1,212	0.3%	(493)	−0.1%
Amortization of intangible assets	1,120	0.3%	1,347	0.3%
Operating income	25,182	6.1%	25,919	6.7%
Interest expense	27,411	6.6%	24,692	6.4%
Other income (a)	(382)	−0.1%	(5,735)	−1.5%
(Loss) income before income taxes	(1,847)	−0.4%	6,962	1.8%
Income tax expense	6,561	1.6%	1,438	0.4%
Net (loss) income	$(8,408)	−2.0%	$5,524	1.4%

(a)	Other income for the period ended July 1, 2006 includes $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In Thousands)
(Unaudited)

	Thirteen weeks ended June 30, 2007	Thirteen weeks ended July 1, 2006
Net income	$1,710	$7,572
Depreciation of property, plant and equipment	4,228	3,277
Amortization of intangible assets	375	450
Interest expense	9,279	9,411
Income tax expense	1,215	2,330
EBITDA (a)	16,807	23,040
Adjustments to EBITDA
Cost savings initiatives (b)	6	441
ERP expenses (c)	—	26
One-time costs for new long handle tool distribution (d)	195	1,398
Equity sponsor fees and other expenses (e)	396	872
One-time costs related to acquisitions (f)	—	2,006
Loss on disposal of fixed assets (g)	583	6
Other income (h)	—	(5,866)
Adjusted EBITDA (a)	$17,987	$21,923

(a)	‘‘EBITDA’’ is calculated as net income (loss) before income tax expense (benefit), interest expense plus depreciation and amortization. ‘‘Adjusted EBITDA’’ is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.
(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.
(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.
(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan, non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis and other non-cash charges.
(f)	Represents expenses associated with acquisitions, primarily for employee retention.
(g)	Consists of losses on the dispostion of property, plant and equipment.
(h)	Represents non-operating revenue and expense. For the period ended July 1, 2006 includes $5,587 related to the settlement of legal proceeding.

ATT Holding Co.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(In Thousands)
(Unaudited)

	Thirty-nine weeks ended June 30, 2007	Thirty-nine weeks ended July 1, 2006
Net (loss) income	$(8,408)	$5,524
Depreciation of property, plant and equipment	12,175	8,654
Amortization of intangible assets	1,120	1,347
Interest expense	27,411	24,692
Income tax expense	6,561	1,438
EBITDA (a)	38,859	41,655
Adjustments to EBITDA
Cost savings initiatives (b)	1,129	2,431
ERP expenses (c)	26	176
One-time costs for new long handle tool distribution (d)	500	6,000
Equity sponsor fees and other expenses (e)	2,452	2,454
One-time costs related to acquisitions (f)	—	2,006
Loss (gain) on disposal of fixed assets (g)	1,212	(493)
Other income (h)	—	(5,735)
Adjusted EBITDA (a)	$44,178	$48,494

(a)	‘‘EBITDA’’ is calculated as net income (loss) before income tax expense (benefit), interest expense plus depreciation and amortization. ‘‘Adjusted EBITDA’’ is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.
(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.
(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.
(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan, non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis and other non-cash charges.
(f)	Represents expenses associated with acquisitions, primarily for employee retention.
(g)	Consists of losses on the dispostion of property, plant and equipment.
(h)	Represents non-operating revenue and expense. For the period ended July 1, 2006 includes $5,587 related to the settlement of legal proceeding.